UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 West 46th Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 814-7184

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [_]

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On January 31, 2023, we entered into a Separation Agreements with Mr. Steven Saunders and Mr. Rik Willard regarding the terms and conditions of their departures from our company.

Pursuant to the provisions of the Separation Agreement with Mr. Saunders and in consideration for a complete release of claims, we agreed as follows:

  As of the date of the Separation Agreement, Mr. Saunders is no longer an officer or director of our company and all prior agreements with Mr. Saunders, including his employment agreement, are terminated in their entirety;
  We agreed to pay a lump sum of $24,000 by February 20, 2023;
  We agreed to pay $73,500 in installments monthly over a period of six months; and
  A final payment of $18,000 due by August 31, 2023.

Pursuant to the provisions of the Separation Agreement with Mr. Willard and in consideration for a complete release of claims, we agreed as follows:

  As of the date of the Separation Agreement, Mr. Willard is no longer an officer or director of our company and all prior agreements with Mr. Willard, including his employment agreement, are terminated in their entirety;
  We agreed to pay a lump sum of $12,801 by February 20, 2023;
  We agreed to pay $75,806 in installments monthly over a period of six months from February 28, 2023 and continuing until July 31, 2023;
  We agreed to pay $4,806 in installments monthly over a period of six months from August 31, 2023 and continuing until January, 31, 2024;
  A final payment of $18,000 due by September 30, 2024; and
  Our shareholder, Stephen Morris, has agreed to transfer to Mr. Willard 1,750,000 shares of his common stock.

The foregoing description of the Separation Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Items 1.01 is incorporated into this Item 5.02 by reference.

On January 31, 2023, pursuant to the above Separation Agreement, Mr. Saunders is no longer serving as our Chief Commercial Officer and Director. Mr. Saunder’s departure with our company was not the result of any disagreements with us regarding operations, policies, accounting practices or otherwise.

On January 31, 2023, pursuant to the above Separation Agreement, Mr. Willard is no longer serving as our Chief Executive Officer and Director. Mr. Willard’s departure with our company was not the result of any disagreements with us regarding operations, policies, accounting practices or otherwise.

On February 2, 2023, we have appointed Mr. Stephen Morris as interim Chief Executive Officer of our company, to hold office until removed by the Board of Directors.

There are no family relationships among any of our current or former directors or executive officers.

The employment history for Mr. Morris is provided for in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2023, which is incorporated herein by reference.

Mr. Morris has material direct or indirect interests in transactions with us over the last two years, as provided for in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2023, which is incorporated herein by reference.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation Agreement with Steven Saunders, dated January 31, 2023
10.2	Separation Agreement with Rik Willard, dated January 31, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2023	Bubblr, Inc.

	By:	/s/ Stephen Morris
	Name: Title:	Stephen Morris interim Chief Executive Officer

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